UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 23, 2015

Domino’s Pizza, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of

Incorporation or Organization)

001-32242	38-2511577
(Commission File Number)	(I.R.S. Employer Identification No.)

30 Frank Lloyd Wright Drive Ann Arbor, Michigan	48105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 930-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 27, 2015, the Company entered into a $600 million accelerated share repurchase agreement (the “ASR Agreement”) with JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”). The Company will acquire shares under the ASR Agreement as part of its new $800 million share repurchase program (as described further below).

Pursuant to the terms of the ASR Agreement, on October 30, 2015, the Company will pay JPMorgan $600 million in cash and will receive approximately 4.86 million shares of the Company’s common stock. At final settlement, JPMorgan may be required to deliver additional shares of common stock to the Company, or, under certain circumstances, the Company may be required to deliver shares of its common stock or may elect to make a cash payment to JPMorgan, based generally on the average of the daily volume-weighted average prices of the Company’s common stock during the term of the ASR Agreement. The ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances generally under which the ASR Agreement may be accelerated, extended or terminated early by JPMorgan and various acknowledgments, representations and warranties made by the parties to one another. Final settlement of the ASR Agreement is expected to be completed by the end of the first quarter of 2016, although the settlement may be accelerated at JPMorgan’s option.

The foregoing description of the ASR Agreement is qualified in its entirety by reference to the ASR Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 27, 2015 the Company issued a press release announcing the ASR, the new $800 million share repurchase program and the completion of its recapitalization transaction. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 7.01 to Form 8-K and Exhibit 99.1 attached hereto are being furnished pursuant to Item 7.01 of Form 8-K and therefore shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 8.01. Other Events.

On October 23, 2015, the Company’s Board of Directors authorized a new share repurchase program to repurchase up to $800 million of the Company’s common stock over the next two years. This repurchase program replaces the remaining availability of approximately $159 million under the Company’s previously disclosed $200 million share repurchase program.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fixed Dollar Accelerated Share Repurchase Transaction Confirmation, dated October 27, 2015

99.1	Domino’s Pizza, Inc. press release, dated October 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S PIZZA, INC.
(Registrant)

Date: October 27, 2015	/s/ Jeffrey D. Lawrence
Jeffrey D. Lawrence
Chief Financial Officer